UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2009

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, the Board of Directors of CKE Restaurants, Inc. ("Company") approved, subject to obtaining stockholder approval, an amendment to the Company’s 2005 Omnibus Incentive Compensation Plan ("2005 Plan") to:

• increase the total number of shares reserved for issuance by 675,000 shares from 5,500,000 shares to 6,175,000 shares;

• increase the maximum number of shares which may be issued as incentive stock options by 675,000 shares from 5,500,000 shares to 6,175,000 shares; and

• increase the maximum number of shares which may be issued as awards of restricted stock, stock units and stock awards, in the aggregate, by 900,000 shares from 2,550,000 shares to 3,450,000 shares.

On June 25, 2009, at the Company’s 2009 Annual Meeting of Stockholders, the Company’s stockholders approved each of the amendments to the 2005 Plan.

The foregoing description of the amendments to the 2005 Plan does not purport to be complete and is qualified in its entirety by reference to the as amended version of the 2005 Plan, which is attached as Appendix A to the Company’s proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on May 14, 2009, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

June 30, 2009	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer